stratasys

Key Facts to Object to Nano Dimension's Inadequate and Coercive Revised Partial Tender Offer

June 30, 2023

Why is Nano trying to acquire Stratasys?

- Nano's partial offer is inadequate and substantially undervalues Stratasys' industry-leading position and growth opportunities, which are even larger in light of the pending merger with Desktop Metal
- Nano's partial offer is highly opportunistic, coercive and self-interested
- Nano's tender offer is likely intended to create a distraction for its own shareholders to mask its internal issues

What are the negative implications associated with Nano gaining control of Stratasys?

- Nano holding a majority stake in Stratasys could create serious conflicts of interest that would interfere with Stratasys' ability to maintain excellence in its operations and innovation
- Once in control of the Stratasys Board, Nano could prevent Stratasys from pursuing opportunities to reserve the profitable activity for Nano itself, especially given Nano's proposed slate of directors comprised almost exclusively of Nano's officers and employees
- Limited float and trading liquidity could deter new shareholders from investing in Stratasys and would leave non-tendering shareholders with limited liquidity options
- High risk of employee and customer attrition that could negatively impact business performance
- Nano's poor governance record and poor reporting standards portend how Nano's representatives on Stratasys' Board would act
- Nano's and Stratasys' businesses are not complementary and we do not expect any synergies between Nano and Stratasys (on top of the legal constraints due to affiliated party transactions)

Can Nano acquire all shares of Stratasys?

- Nano's revised tender offer is only for a portion of Stratasys shares and Nano is seeking to acquire no more than 46-51% of Stratasys shares
- Should Nano acquire 51% ownership in Stratasys, Nano (1) has made no commitments to buy the remaining shares in the near future or at all, (2) may buy the rest at a substantial discount to $20.05 per share and (3) may not necessarily have available funds to buy the remaining shares
- If Nano's partial tender offer were to be successful, then Nano could purchase additional shares in the open market or in private transactions at lower prices in a creeping acquisition without paying a control premium

Visit **http://www.NextGenerationAM.com**
for additional details on how to reject the revised Nano Tender Offer.

What are the risks for Nano completing their tender?

- Composition of Nano's Board and the legality of its actions remain in question and its authority to submit and follow through on the tender offer is under adjudication in Israeli courts
- Nano made termination or redemption of the Shareholder Rights Plan a condition of its offer. Stratasys has extended its Shareholder Rights Plan to the date of its shareholder meeting where shareholders will have an opportunity to vote on the Shareholder Rights Plan as well as the Desktop Metal deal. Nano would have to waive this condition in order to consummate the partial offer, and shareholders would have five business days to tender after such a waiver, so shareholders will have a future opportunity to tender shares
- Stratasys has taken legal action against Nano with respect to the lack of fairness of the tender offer process set up by Nano, particularly regarding the process for beneficial owners to submit notices of objection

When can I get money for the $20.05 tendered shares?

- The timeline to closing is uncertain and highly dependent on a range of approvals, including CFIUS and other legal and regulatory approvals, which is likely to take significant time
- Nano's notice to CFIUS was filed on June 22, 2023 and was incomplete. Our expectation is that obtaining CFIUS Approval, which Nano has stated is a condition to consummating the offer (although waivable by Nano), will take several months
- Given the negative implications mentioned above and risk of proration, Stratasys shares could significantly underperform if Nano is able to acquire control of Stratasys. Shareholders should consider negative value impact to remaining shares which could trade at a value far lower than $20.05

What should a shareholder do?

- There's **NO ADVANTAGE to Stratasys shareholders who tender into the partial tender offer BEFORE THE EXTENDED EXPIRATION**. If Nano's pre-acceptance conditions are ever fulfilled, Israeli regulations require Nano to extend the special offer for an additional 4 days. Stratasys shareholders who tender during this 4-day extension **would receive the same treatment in the partial offer** as any shares tendered prior to the initial expiration
- We also urge shareholders to **TAKE ACTION** today by contacting your broker and instructing them to deliver a Notice of Objection on your behalf. If you have already tendered your shares, you can still withdraw them

How do I deliver the Notice of Objection?

- To deliver a Notice of Objection, **CONTACT YOUR BROKER** and instruct them to deliver a Notice of Objection on your behalf
- Remember to check your inbox and spam folder frequently for communication from your broker
- Submitting a Notice of Objection will help ensure that Nano does not acquire a controlling interest in Stratasys to the detriment of Stratasys' minority shareholders
- If you have already tendered your shares, you can still withdraw them
- Stratasys' Board recognizes that Nano has constructed an unfair process that makes it difficult and confusing for shareholders to file a Notice of Objection, and Stratasys has informed Nano, its tender offer agents and the Israeli courts that this process must be fixed so that it is equally as accessible and easy to file a Notice of Objection as it is to tender shares into Nano's partial tender offer

Forward-Looking Statements

This document contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the actual results of Stratasys Ltd. and its consolidated subsidiaries ("Stratasys") may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements.

Such forward-looking statements include statements relating to the proposed transaction between Stratasys and Desktop Metal, Inc. ("Desktop Metal"), including statements regarding the benefits of the transaction and the anticipated timing of the transaction, and information regarding the businesses of Stratasys and Desktop Metal, including expectations regarding outlook and all underlying assumptions, Stratasys' and Desktop Metal's objectives, plans and strategies, information relating to operating trends in markets where Stratasys and Desktop Metal operate, statements that contain projections of results of operations or of financial condition and all other statements other than statements of historical fact that address activities, events or developments that Stratasys or Desktop Metal intends, expects, projects, believes or anticipates will or may occur in the future. Such statements are based on management's beliefs and assumptions made based on information currently available to management. All statements in this communication, other than statements of historical fact, are forward-looking statements that may be identified by the use of the words "outlook," "guidance," "expects," "believes," "anticipates," "should," "estimates," and similar expressions. These forward-looking statements involve known and unknown risks and uncertainties, which may cause Stratasys' or Desktop Metal's actual results and performance to be materially different from those expressed or implied in the forward-looking statements. Factors and risks that may impact future results and performance include, but are not limited to those factors and risks described in Item 3.D "Key Information - Risk Factors", Item 4 "Information on the Company", and Item 5 "Operating and Financial Review and Prospects" in Stratasys' Annual Report on Form 20-F for the year ended December 31, 2022 and Part 1, Item 1A, "Risk Factors" in Desktop Metal's Annual Report on Form 10-K for the year ended December 31, 2022, each filed with the Securities and Exchange Commission (the "SEC"), and in other filings by Stratasys and Desktop Metal with the SEC. These include, but are not limited to: factors relating to the partial tender offer commenced by Nano Dimension Ltd. ("Nano"), including actions taken by Nano in connection with the offer, actions taken by Stratasys or its shareholders in respect of the offer and the effects of the offer on Stratasys' businesses, or other developments involving Nano, the ultimate outcome of the proposed transaction between Stratasys and Desktop Metal, including the possibility that Stratasys or Desktop Metal shareholders will reject the proposed transaction; the effect of the announcement of the proposed transaction on the ability of Stratasys and Desktop Metal to operate their respective businesses and retain and hire key personnel and to maintain favorable business relationships; the timing of the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction; the ability to satisfy closing conditions to the completion of the proposed transaction (including any necessary shareholder approvals); other risks related to the completion of the proposed transaction and actions related thereto; changes in demand for Stratasys' or Desktop Metal's products and services; global market, political and economic conditions, and in the countries in which Stratasys and Desktop Metal operate in particular; government regulations and approvals; the extent of growth of the 3D printing market generally; the global macro-economic environment, including headwinds caused by inflation, rising interest rates, unfavorable currency exchange rates and potential recessionary conditions; the impact of shifts in prices or margins of the products that Stratasys or Desktop Metal sells or services Stratasys or Desktop Metal provides, including due to a shift towards lower margin products or services; the potential adverse impact that recent global interruptions and delays involving freight carriers and other third parties may have on Stratasys' or Desktop Metal's supply chain and distribution network and consequently, Stratasys' or Desktop Metal's ability to successfully sell both existing and newly-launched 3D printing products; litigation and regulatory proceedings, including any proceedings that may be instituted against Stratasys or Desktop Metal related to the proposed transaction; impacts of rapid technological change in the additive manufacturing industry, which requires Stratasys and Desktop Metal to continue to develop new products and innovations to meet constantly evolving customer demands and which could adversely affect market adoption of Stratasys' or Desktop Metal's products; and disruptions of Stratasys' or Desktop Metal's information technology systems.

These risks, as well as other risks related to the proposed transaction, are included in the registration statement on Form F-4 and joint proxy statement/prospectus that has been filed with the Securities and Exchange Commission ("SEC") in connection with the proposed transaction. While the list of factors presented here is, and the list of factors presented in the registration statement on Form F-4 are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Stratasys' and Desktop Metal's respective periodic reports and other filings with the SEC, including the risk factors identified in Stratasys' and Desktop Metal's Annual Reports on Form 20-F and Form 10-K, respectively, and Stratasys' Form 6-K reports that published its results for the quarter ended March 31, 2023, which it furnished to the SEC on May 16, 2023, and Desktop Metal's most recent Quarterly Reports on Form 10-Q. The forward-looking statements included in this communication are made only as of the date hereof. Neither Stratasys nor Desktop Metal undertakes any obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Important Additional Information

In connection with the proposed transaction, Stratasys filed with the SEC a registration statement on Form F-4 that includes a joint proxy statement of Stratasys and Desktop Metal and that also constitutes a prospectus of Stratasys. Each of Stratasys and Desktop Metal may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document that Stratasys or Desktop Metal may file with the SEC. The registration statement has not yet become effective. After the registration statement is effective, the definitive joint proxy statement/prospectus will be mailed to shareholders of Stratasys and Desktop Metal. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement and definitive joint proxy statement/prospectus and other documents containing important information about Stratasys, Desktop Metal and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with, or furnished, to the SEC by Stratasys will be available free of charge on Stratasys' website at https://investors.stratasys.com/sec-filings. Copies of the documents filed with the SEC by Desktop Metal will be available free of charge on Desktop Metal's website at https://ir.desktopmetal.com/sec-filings/all-sec-filings.

This communication is not an offer to purchase or a solicitation of an offer to sell the ordinary shares of Stratasys. In response to a tender offer commenced by Nano, Stratasys has filed with the Securities and Exchange Commission a Solicitation/Recommendation Statement on Schedule 14D-9. STRATASYS SHAREHOLDERS ARE ADVISED TO READ STRATASYS' SOLICITATION/ RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY DECISION WITH RESPECT TO ANY TENDER OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Stratasys shareholders may obtain a copy of the Solicitation/ Recommendation Statement on Schedule 14D-9, as well as any other documents filed by Stratasys in connection with the tender offer by Nano or one of its affiliates, free of charge at the SEC's website at www.sec.gov. In addition, investors and security holders may obtain free copies of these documents from Stratasys by directing a request to Stratasys Ltd., 1 Holtzman Street, Science Park, P.O. Box 2496, Rehovot 7612, Israel, Attn: Yonah Lloyd, VP Investor Relations, or by calling +972-74-745-4029.

Participants in the Solicitation

Stratasys, Desktop Metal and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Stratasys, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Stratasys' proxy statement for its 2022 Annual General Meeting of Shareholders, which was filed with the SEC on August 8, 2022, and Stratasys' Annual Report on Form 20-F for the fiscal year ended December 31, 2022, which was filed with the SEC on March 3, 2023. Information about the directors and executive officers of Desktop Metal, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Desktop Metal's proxy statement for its 2023 Annual Meeting of Stockholders, which was filed with the SEC on April 25, 2023 and Desktop Metal's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 1, 2023. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC regarding the proposed transaction. Investors should read the joint proxy statement/ prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from Stratasys or Desktop Metal using the sources indicated above.